SEPARATION AGREEMENT AND RELEASE
                        --------------------------------

     This Separation Agreement and Release ("Agreement") is by and between Duckwall-ALCO Stores, Inc., a Kansas Corporation (the "Company") and Glen L. Shank, an individual ("Shank") as of the date executed by both parties.

     WHEREAS, Shank has been employed by the Company pursuant to an Employment Agreement dated December 28, 2000 (the "Employment Agreement"), and

     WHEREAS, the Company wishes to recognize Shank's many years of loyal service to the Company, and

     WHEREAS, the parties wish to confirm Shank's retirement from his employment no later than April 30, 2005.

     NOW THEREFORE, in consideration of the premises and the covenants herein, the sufficiency of which is hereby acknowledged, Shank and the Company agree as follows:

Termination of Employment
-------------------------

        1. The parties understand and agree that Shank is voluntarily retiring from his employment with the Company effective on the earlier of the date upon which his successor as Chief Executive Officer of the Company is appointed or April 30, 2005 (the "Termination Date"). Shank's employment with the Company will terminate on the Termination Date.

Payments and Other Consideration
--------------------------------

        2.    The Company will:

              a.    pay Shank the sum of Two Hundred Ninety-Nine
Thousand Dollars and No Cents ($299,000.00) less appropriate payroll deductions. Such sum will be paid to Shank in twelve (12) substantially equal payments, which will be made monthly beginning June 1, 2005.

              b. continue to provide Shank and his spouse with the health care insurance coverage that is provided to the Company's current employees until the earlier of Shank's death or the date on which he turns sixty-five (65) years of age. Such coverage will be provided to Shank with the same premiums, benefits, terms and conditions as that provided to the Company's current employees.

              c. All other employee benefits, except for health care insurance coverage referenced in section 2(b) and a Company discount card (as long as such discount card is issued to the Company's current employees), paid to Shank or on his behalf will terminate as of the Termination Date.

Release of Employment and All Other Claims
------------------------------------------

        3. Shank releases the Company and all of its parents, subsidiaries, joint venturers, affiliates, assigns and successors, insurers, and all of its past, present and future officers, directors, agents, employees, representatives, insurers and attorneys (referred to in this document as the "Released Parties") from any and all claims, damages, lawsuits, injuries, liabilities and causes of action that he may have, whether known to him or not. Shank further understands and agrees that such released claims include any and all claims, damages, lawsuits, injuries, liabilities and causes of action that he may have under any express or implied contract, or any city ordinance or state, federal or common law meant to protect workers in their employment relationships including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Kansas Acts Against Discrimination, the Kansas Age Discrimination in Employment Act, the Americans with Disabilities Act, the Equal Pay Act, 42 U.S.C. ss.ss. 1981, 1983 and 1985, 18 U.S.C. ss. 1514A, the Family & Medical Leave Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Kansas Service Letter statute, the Labor Management Relations Act, Workers' Compensation laws, and under which Shank may have rights and claims, whether known to him or not, arising, directly or indirectly out of his employment by the Company, and/or the termination of his employment with the Company.


Return of All Company Property
------------------------------

        4. Shank agrees to return any and all property of the Company, its parents, subsidiaries or affiliates that is in his possession, no later than the Termination Date.

Cooperation
-----------

        5. Shank agrees to cooperate with the Company and its legal counsel in any litigation or disputes in which the Company is, or may become, involved, including but not limited to providing information he may have concerning any such dispute and appearing as a witness for the Company.

Prior Agreements Null and Void
------------------------------

        6. The parties understand and agree that all agreements between the Company and Shank, and all rights granted thereunder and all obligations created thereby (including without limitation the Employment Agreement), hereby are terminated and canceled and are of no further force and effect, EXCEPT THAT, any outstanding stock options granted to Shank pursuant to the Duckwall-ALCO Stores, Inc. 1993 Incentive Stock Option Plan or the Duckwall-ALCO Stores, Inc. 2003 Incentive Stock Option Plan shall be exercisable in accordance with the terms of such plan(s) and the applicable Incentive Stock Option Agreement. In addition, Shank's obligations under the following provisions of the Employment Agreement continue in full force and effect:


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


              a. the Covenant Not to Disclose Confidential Information, contained in section 8 of the Employment Agreement, which incorporates the definition of Confidential Information contained in section 1(d) of the Employment Agreement;

              b. the Covenant Not to Compete contained in section 9 of the Employment Agreement, which shall continue in effect for two years following the Termination Date; and

              c.    the Specific Performance enforcement mechanism contained in section 10 of the Employment Agreement.

Taxation
--------

        7. Shank understands and agrees that none of the Released Parties, including their attorneys, have made any express or implied representations to him with respect to the tax implications of any settlement payment made herein.

Use of Headings
---------------

        8. The parties understand and agree that the headings in this Agreement have been inserted for convenience of reference only and do not in any way restrict or modify any of its terms or provisions.

Agreement May Not Be Modified
-----------------------------

        9. The parties understand and agree that no provision of this Agreement may be waived, modified, altered or amended except upon the express written consent of the Released Parties and Shank.

Full Agreement
--------------

        10. The parties understand this Agreement (including those provisions of the Employment Agreement referenced in section 6 of this Agreement) sets forth the entire terms of the agreement between Shank and the Company. The parties affirm that, in making this Agreement, each party is relying upon his/its own counsel and neither party is relying upon any representations not set forth in this Agreement.

Assignment and Successors of Company
------------------------------------

        11. The parties understand and agree that this Agreement is personal and not assignable by Shank, but that it may be assigned by the Company without consent of or notice to Shank, and that it shall thereafter be binding upon and enforceable by any person which shall acquire or succeed to substantially all of the business or assets of the Company (and such person shall be deemed included in the definition of the "Company" for all purposes of this Agreement) but is not otherwise assignable by the Company. This Agreement and all Shank's rights hereunder shall inure to the benefit of and be enforceable by his personal or legal representatives, executors, administrators, successors, heirs, distributees, deviseees and legatees. If Shank should die while any amounts would still be payable to him hereunder if he had continued to live, all


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


such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee, or other designee or, if there be no such designee, to his estate.

Kansas Law Applies
------------------

        12. The parties understand and agree that this Agreement shall be governed by the laws of the State of Kansas.

Invalidity of Any Provision Affects Only that Provision
-------------------------------------------------------

        13. The parties understand and agree that if, for any reason, any term or provision of this Agreement is construed to be unenforceable or void, the balance of it will yet be effective and enforceable.

Have Read, Understand and Have Voluntarily Signed Agreement
-----------------------------------------------------------

        14. The parties warrant that each has read this Agreement, and understands its contents. Each party has signed this Agreement voluntarily and knowingly.


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


Signed and Dated
----------------

        15. The parties have signed this Separation Agreement and Release on this 27th day of December, 2004.


                               /s/ Glen L. Shank
                               ----------------------------------------
                               Signature of Glen L. Shank


State of Kansas     )
                    )
County of Dickinson ) ss:

     On this 27th day of December, 2004, before me appeared GLEN L. SHANK, to me personally known, who, after being duly sworn, acknowledged that he executed the foregoing as his free act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                    /s/ Peggy L. Houser
                                    -----------------------------------
                                            Notary Public

My Appointment Expires:  5/6/08
                        ---------


                               Duckwall-ALCO Stores, Inc.

                               By:  /s/ Warren H. Gfeller
                                    ---------------------------------
                                    Warren H. Gfeller
                                    Chairman of Board of Directors


State of Kansas     )
                    )
County of Johnson   ) ss:

     On this 22nd day of December, 2004 before me appeared Warren H. Gfeller, who, after being duly sworn, acknowledged that he executed the foregoing as his free act and deed on behalf of Duckwall-Alco Stores, Inc. in his capacity as Chairman of the Board of Directors of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                    /s/ James J. Coughenour
                                    -----------------------------------
                                            Notary Public

My Appointment Expires:  11/29/05
                        -----------

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